Exhibit 10.51

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Head of Medical Advisory Board

The following agreement is made this 1st day of June, 2016 between Dr. Neil Sadick (the Luminary) located at [***] and Venus Concept LTD (the Company) located at 255 Consumers Rd, Toronto Ontario M2J 1R4 for a period of one year with a 60 day notice of termination from either party.

Upfront Compensation

Dr. Sadick we are pleased to offer you the consulting agreement for Medical Advisor for Venus Concept.  The compensation for this agreement is [***] USD per year.  We will need you to submit an invoice monthly to Venus Concept for $[***] and Venus Concept agrees to pay the amount within 15 days of receipt of the invoice.  The requirements of this agreement include but are not limited to, and may be altered from time to time during this agreement as the needs of the company evolve;

Clinical evaluation

•	review and sign the clinical evaluation report that is created annually for each technology (total of 3-4 reports per year).

Adverse Events

•	Analysis, guidance and email response to adverse events that occur Using Venus Concept devices or Venus Skin products
•	review and medical opinion on the clinical complaints quarterly analysis and follow up corrective and preventing actions (4 analysis reports and 2-4 CAPAs per year).

General Medical Queries

•

responding to and advising / providing medical guidance to our Clinical Education Director on specific medical questions that are asked by our Venus Concept Users (typically about 5-10 brief emails a day on average)

Protocol Revision

•	Bi-yearly review of existing device protocols to optimize as needed with Clinical Education Director

Clinical Papers

•	review and commentary of clinical papers that will be published

Clinical Trials

•	review and commentary of clinical trials that are being conducted globally (approximately 10 per year)
•	Written medical evaluation of adverse events that have occurred during a clinical

Miscellaneous

It is agree that while Dr. Sadick may discuss other competing technologies at congresses, meetings or during various interviews, his primary focus will be to promote the advantages of Venus Concept technologies and the benefits to the potential customer of working with Venus Concept.

Dr. Sadick we have always had a great working relationship and we are excited to have you join our group as head of the medical advisory board.  We believe we can build a company that has the potential to be the biggest in the industry and are well on our way to achieving this lofty goal.  Please sign this agreement as soon as possible so that we can facilitate the delivery of a system to you.

Luminary: Signed: /s/ Neil Sadick Print Name: Neil Sadick Title: Date: May 18, 2016	Company: Signed: /s/ Kevin Skule Print Name: Kevin Skule Title: President and COO Date: May 25, 2016

1st AMENDMENT TO HEAD OF MEDICAL ADVISORY BOARD AGREEMENT

This 1st AMENDMENT TO HEAD OF MEDICAL ADVISORY BOARD AGREEMENT (the “Amendment”) is made effective as of September 24, 2018, (the “Effective Date”), and shall become an integral part of the Head of Medical Advisory Board Agreement by and between Venus Concept Ltd. (hereinafter: “Company”) and Dr. Neil Sadick (hereinafter: “Luminary”).  Company and Luminary shall sometimes be referred to, each as a “Party” and collectively, as the “Parties”.

WHEREAS, Company and Luminary are parties to that certain Head of Medical Advisory Board Agreement dated June 1st, 2016 (the “Agreement”); and

WHEREAS, The Parties have continued performance as set in the Agreement; and

WHEREAS, The Parties wish to amend certain terms of the Agreement:

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.	All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement
2.	The first part, of the Agreement shall be amended so that the words “for a period of one year with a 60 day notice of termination from either party”, shall be deleted.
3.	New Section “Term and Termination” shall be added to the Agreement as follows:

“This Agreement shall enter into force on the Effective Date, and shall remain in effect unless terminated by either Party upon 30 days written notice of termination.”

4.	Unless expressly amended hereby, all provisions of the Agreement shall remain in full force aid effect.

IN WITNESS WHEREOF, this Amendment No.1 to Head of Medical Advisory Board Agreement has been executed by the undersigned as of the date set forth above.

/s/ Domenic Serafino_______ Venus Concept Ltd. By: Domenico Serafino Title: President and CEO	/s/ Neil Sadick______________ Dr. Neil Sadick By: Dr. Neil Sadick Title: __Owner____________